Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Intermediate Term Series--194

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-48786 of our opinion dated August 31, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 11, 2000